EXHIBIT 99.1

TILT Holdings Reports Fourth Quarter and Full Year 2023 Results

PHOENIX, March 14, 2024 (GLOBE NEWSWIRE) -- TILT Holdings Inc. (“TILT" or the “Company”) (Cboe: TILT) (OTCQB: TLLTF), a global provider of cannabis business solutions that include inhalation technologies, cultivation, manufacturing, processing, brand development and retail, is reporting its financial and operating results for the three and twelve months ended December 31, 2023. All financial information is reported in U.S. dollars and prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) unless otherwise indicated.

“It has been less than one year since my return to TILT, and we have made foundational progress in that time,” said TILT’s Chief Executive Officer, Tim Conder. “Despite the many challenges we faced throughout the year, our team has meaningfully improved operating efficiency, reduced operating expenses, and begun to restructure our debt to strengthen our balance sheet. Further, we have executed a refined brand partnership strategy in our plant-touching business, and now offer a more concentrated portfolio of strong, inhalation-focused brands that better align with our Jupiter hardware platform.

In the fourth quarter, we experienced one of the largest periods of order volume in Jupiter’s history ahead of Chinese New Year. To support this volume and in anticipation of future growth, we came to an agreement with our primary supplier, Smoore Technology Limited (“Smoore”), to expand our trade payable line and provided a guarantee to secure the continued shipment of product on credit, which is necessary to meet our customer needs and grow our business. A portion of these Chinese New Year orders were delivered in the first quarter of 2024, which negatively impacted revenue and profitability for the fourth quarter of 2023. Nevertheless, demand for Jupiter products remains strong and the opportunity for hardware sales in North America and beyond is growing.

Conder continued, “Our cost savings efforts and right-sizing initiatives have led to approximately $8 million in annualized savings in 2023 as compared to 2022. We now have a more efficient operating structure in place that will enable us to shift our attention from cost savings to revenue growth in 2024. We have a great team, and it has been exciting to execute on our plan together in 2023 and see their alignment around our refined vision come into focus for 2024 and beyond.”

Q4 2023 Financial Summary

  Revenue was $37.5 million in the three months ended December 31, 2023, compared to $44.3 million in the prior year period. The expected decrease in revenue was primarily attributable to the timing of Jupiter order shipments from Smoore, a portion of which was recovered in the first quarter of 2024.
  Gross profit was $3.6 million and gross margin was 9.5% in the three months ended December 31, 2023, compared to $8.3 million or 18.8% of revenue in the prior year period. The decrease in gross profit was primarily driven by non-cash inventory adjustments, product mix in Jupiter and lower pricing in Massachusetts and Pennsylvania.
  Adjusted gross margin (non-GAAP), or gross margin excluding non-cash inventory adjustments, in the three months ended December 31, 2023 was 14.1% compared to 18.8% in the prior year period.
  Net loss was $22.0 million in the three months ended December 31, 2023, compared to a net loss of $73.1 million in the prior year period. These results include a non-cash impairment charge of $7.5 million in the fourth quarter of 2023, as well as a $54.6 million [non-cash] impairment charge in the fourth quarter of 2022. Adjusted net loss (non-GAAP), which excludes non-cash impairment charges, was $14.5 million compared to adjusted net loss (non-GAAP) of $18.5 million in the prior year period.
  Adjusted EBITDA (non-GAAP) was $(1.6) million in the three months ended December 31, 2023, compared to $(0.4) million in the prior year period. The decrease was primarily driven by lower sales related to the timing of Jupiter order shipments.

Q4 2023 & Recent Operational Highlights

  Partnered with Edie Parker, a nationally recognized, female founded and operated lifestyle cannabis brand, to launch and distribute their products in Pennsylvania.
  Announced on January 31, 2024, the Company entered into a Debt and Security Agreement, Guaranty, and related collateral security documents (the “Agreements”) with Smoore to expand the Company’s existing trade payable credit line. The Company is currently working with its noteholders on a forbearance agreement to assist the Company in achieving the short-term goal of placing the Smoore trade payable on a more sustainable footing.
  Launched a hardware partnership with Travis Barker’s new cannabis company, Barker Canna Co., to sell products including live rosin and full-gram rechargeable all-in-one vaporizers featuring unique flavor and strain combinations.
  Announced the mass market launch of THREDZ™, a stackable cartridge that prioritizes portability and personalization, allowing consumers to blend two oil cartridges to create the perfect fusion, and a customized experience.
  Partnered with Level, a leading pressed tablet brand in CA to launch the brand in Pennsylvania in the coming weeks and Massachusetts later in the year.

FY 2023 Financial Summary

  Revenue was $166.0 million in the twelve months ended December 31, 2023, compared to $174.2 million in the prior year. The decrease was primarily driven by the aforementioned order shipment timing and lower average price in certain Jupiter product lines.
  Gross profit was $24.4 million in the twelve months ended December 31, 2023, or approximately 14.7% of revenue, compared to $38.2 million or 21.9% of revenue in the prior year. The decrease in gross profit was primarily driven by non-cash inventory adjustments and lower pricing in the Massachusetts and Pennsylvania cannabis markets.
  Adjusted gross margin (non-GAAP), or gross margin excluding non-cash inventory adjustments, in the twelve months ended December 31, 2023 was 19.2% compared to 21.9% in the prior year.
  Net loss was $62.4 million in the twelve months ended December 31, 2023, compared to a net loss of $107.5 million in the prior year. The improvement in net loss was primarily driven by a decrease in operating expenses predominantly due to a reduced non-cash impairment loss compared to the prior year, partially offset by the decrease in gross profit. Adjusted net loss (non-GAAP), which excludes non-cash impairment charges, in the twelve months ended December 31, 2023 was $51.2 million compared to adjusted net loss (non-GAAP) of $45.3 million in the prior year.
  Adjusted EBITDA (non-GAAP) was $2.1 million in the twelve months ended December 31, 2023, compared to $2.8 million in the prior year. The decrease was primarily driven by lower sales related to the timing of Jupiter order shipments.
  Cash provided by operations was $5.4 million for the twelve months ended December 31, 2023, compared to $8.6 million in the prior year.
  At December 31, 2023, the Company had $3.3 million of cash, cash equivalents and restricted cash compared to $3.5 million at December 31, 2022. Notes payable net of discount at December 31, 2023 was $52.2 million compared to $59.7 million at December 31, 2022.

Earnings Call and Webcast

TILT management will host a conference call today at 5:00 p.m. Eastern time to discuss its financial and operational results, business strategy and future outlook, followed by a question-and-answer period.

Date: Thursday, March 14, 2024
Time: 5:00 p.m. Eastern Time
Toll-free dial-in number: (877) 423-9813
International dial-in number: (201) 689-8573
Conference ID: 13744645
Webcast: TILT Q4 & FY 2023 Earnings Call

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Elevate IR at (720) 330-2829.

The conference call will also be broadcast live and available for replay in the investor relations section of the Company’s website at www.tiltholdings.com.

About TILT

TILT helps cannabis businesses build brands. Through a portfolio of companies providing technology, hardware, cultivation and production, TILT services brands and cannabis retailers across 40 states in the U.S., as well as Canada, Israel, South America and the European Union. TILT’s core businesses include Jupiter Research LLC, a wholly-owned subsidiary and leader in the vaporization segment focused on hardware design, research, development and manufacturing; and cannabis operations, Commonwealth Alternative Care, Inc. in Massachusetts, Standard Farms LLC in Pennsylvania, and Standard Farms Ohio, LLC in Ohio. TILT is headquartered in Phoenix, Arizona. For more information, visit www.tiltholdings.com.

Forward-Looking Information

This news release contains forward-looking information and statements (together, “forward-looking information”) under applicable Canadian and U.S. securities laws which are based on current expectations. Forward-looking information is provided for the purpose of presenting information about TILT management’s current expectations and plans relating to the future and readers are cautioned that such statements may not be appropriate for other purposes. Forward-looking information may include, without limitation, the expectations with respect to growth, profitability and cash flow, the approval and timing of federal rescheduling or adult-use conversion by certain states in which TILT operates or plans to operate, expectations relating to the Agreements and associated documents, including each of Jupiter, TILT and Smoore’s obligations thereunder, Smoore’s ability to sell and ship CCELL vape hardware in accordance with the Agreements, the ability for the sale and shipping obligations under the Agreements to be completed without delay or interruption, TILT’s ability to reduce the outstanding balance or otherwise make payments in accordance with the Agreements, the expected performance of TILT’s businesses, the expected level of Jupiter revenue and customer demand, expectations relating to partnership and location expansions in the plant-touching business, the ability to reduce debt and increase TILT’s cash reserves, the ability to maintain alignment with TILT’s debt and equity holders, TILT’s expectation to enter into a forbearance agreement with existing noteholders and timing to provide details, the expected performance of the collaboration between TILT and its brand partners, the expected number of brand partner product offerings, anticipated development, timing and release of future product offerings, , the ability to optimize operations, the opinions or beliefs of management, prospects, opportunities, priorities, targets, goals, ongoing objectives, milestones, strategies, and outlook of TILT and Jupiter, and includes statements about, among other things, future developments, the future operations, strengths and strategy of TILT. Generally, forward-looking information can be identified by the use of forward-looking terminology such as “plans”, “expects” or “does not expect”, “is expected”, "will", “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “seeks”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “occur” or “be achieved”. These statements should not be read as guarantees of future performance or results. These statements are based upon certain material factors, assumptions and analyses that were applied in drawing a conclusion or making a forecast or projection, including TILT’s experience and perceptions of historical trends, the ability of TILT to maximize shareholder value, current conditions and expected future developments, as well as other factors that are believed to be reasonable in the circumstances.

Although such statements are based on management’s reasonable assumptions at the date such statements are made, there can be no assurance that such forward-looking information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such forward-looking information. Accordingly, readers should not place undue reliance on the forward-looking information. TILT assumes no responsibility to update or revise forward-looking information to reflect new events or circumstances unless required by applicable law.

By its nature, forward-looking information is subject to risks and uncertainties, and there are a variety of risk factors, many of which are beyond the control of TILT, and that may cause actual outcomes to differ materially from those discussed in the forward-looking statements. Such risk factors include, but are not limited to, the inability or failure of the federal government to reschedule cannabis as Schedule III and the state regulators to implement adult-use conversions by certain states in which TILT operates or plans to operate, TILT’s ability to continue as a going concern, TILT’s ability to operate its business without encountering any unforeseen delays and interruptions, unexpected geological or other effects, including failures to ship or shipping delays, weather conditions, shipping transportation, equipment failures, permitting delays or labor or contract disputes, TILT’s reliance on third-party suppliers to provide a sufficient supply of key materials necessary to satisfy customer demand for its products, TILT’s ability to enter into a forbearance agreement with its existing noteholders on acceptable terms or at all and achieve compliance with its debt covenants, TILT’s ability to generate sufficient liquidity, TILT’s ability to execute on its cost saving measures and initiatives, and those risks described under the heading “Item 1A. Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2022, “Item 1A. Risk Factors” in the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023, and other subsequent reports filed by TILT with the United States Securities and Exchange Commission at www.sec.gov and on SEDAR+ at www.sedarplus.ca.

Non-GAAP Financial and Performance Measures

In addition to providing financial measurements based on GAAP, the Company provides additional financial metrics that are not prepared in accordance with GAAP. Management uses non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes and to evaluate the Company’s financial performance. These non-GAAP financial measures are Adjusted Gross Margin, Adjusted Net Income (Loss), EBITDA and Adjusted EBITDA. Management believes that these non-GAAP financial measures reflect the Company’s ongoing business in a manner that allows for meaningful comparisons and analysis of trends in the business, as they facilitate comparing financial results across accounting periods and to those of peer companies. Management also believes that these non-GAAP financial measures enable investors to evaluate the Company’s operating results and future prospects in the same manner as management. These non-GAAP financial measures may also exclude expenses and gains that may be unusual in nature, infrequent or not reflective of the Company’s ongoing operating results.

As there are no standardized methods of calculating these non-GAAP measures, the Company’s methods may differ from those used by others, and accordingly, the use of these measures may not be directly comparable to similarly titled measures used by others.

Accordingly, these non-GAAP measures are intended to provide additional information and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

Adjusted Gross Profit, Adjusted Gross Margin, Adjusted Net Income (Loss), EBITDA and Adjusted EBITDA.

Adjusted Gross Profit, Adjusted Gross Margin, Adjusted Net Income (Loss), EBITDA and Adjusted EBITDA are financial measures that are not defined under GAAP. The Company uses these non-GAAP financial measures, and believes they enhance an investor’s understanding of the Company’s financial and operating performance from period to period, because they exclude certain material non-cash items and certain other adjustments management believes are not reflective of the Company’s ongoing operations and performance. The Company calculates Adjusted Gross Profit as Gross Profit plus non-cash inventory adjustments. The Company calculates Adjusted Gross Margin as Adjusted Gross Profit divided by revenue. Adjusted Net Income (Loss) is calculated as Net Income (Loss), plus (minus) non-cash impairment charges. EBITDA is calculated as EBITDA net income (loss), plus (minus) income taxes (recovery), plus (minus) finance expense (income), plus depreciation and amortization expense. Adjusted EBITDA is EBITDA excluding certain one-time, non-cash or non-operating expenses, as determined by management, including stock compensation expense, debt issuance costs and severance.

Please see “Reconciliation of Non-GAAP Measures” below for further information.

Company Contact:
Lynn Ricci, VP of Investor Relations & Corporate Communications
TILT Holdings Inc.
lricci@tiltholdings.com

Investor Relations Contact:

Sean Mansouri, CFA
Elevate IR
TILT@elevate-ir.com
720.330.2829

Media Contact:

Madison Mullis
Trailblaze
TILT@trailblaze.co

Unaudited Consolidated Statements of Operations and Comprehensive Income (Loss)
(Amounts Expressed in Thousands of United States Dollars)

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2023	2023	2022	2023	2022
Revenues, net	$37,538	$44,555	$44,294	$165,956	$174,188
Cost of goods sold	(33,958)	(36,595)	(35,961)	(141,580)	(136,020)
Gross profit	3,580	7,960	8,333	24,376	38,168

Operating expenses:
Wages and benefits	4,758	4,707	5,661	21,120	22,045
General and administrative	3,822	3,721	5,706	17,692	20,713
Sales and marketing	294	175	649	1,163	2,450
Share-based compensation	210	190	782	(1,665)	3,327
Depreciation and amortization	3,886	3,891	4,640	16,618	18,352
Impairment loss and loss on disposal of assets	7,465	—	54,602	12,600	62,143
Total operating expenses	20,435	12,684	72,040	67,528	129,030
Operating loss	(16,855)	(4,724)	(63,707)	(43,152)	(90,862)

Other (expense) income:
Interest income	—	—	47	—	215
Other income	26	2	—	128	9
Change in fair value of warrant liability	—	—	34	—	2,394
Gain (loss) on sale of assets and membership interests	(2)	483	—	8,882	—
Unrealized loss on investment	—	(1)	(4)	(6,401)	(296)
Loan receivable losses	—	(14)	(523)	(5,602)	(1,677)
Interest expense	(5,072)	(6,369)	(3,514)	(20,999)	(14,241)
Loss on foreign currency exchange	6	(17)	—	(12)	—
Total other (expense) income	(5,042)	(5,916)	(3,960)	(24,004)	(13,596)
Loss from operations before income tax and non-controlling interest	(21,897)	(10,640)	(67,667)	(67,156)	(104,458)

Income taxes
Income tax benefit (expense)	(54)	1,977	(5,418)	3,339	(3,006)
Net loss before non-controlling interest	(21,951)	(8,663)	(73,085)	(63,817)	(107,464)
Less: Net income attributable to non-controlling interest	—	—	1	1,433	9
Net loss attributable to TILT Holdings Inc.	$(21,951)	$(8,663)	$(73,084)	$(62,384)	$(107,455)

Unaudited Reconcilation of Non-GAAP Measures
(Amounts Expressed in Thousands of United States Dollars)

	Three Months Ended			Years Ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Net (loss) income before non-controlling interest	$(21,951)	$(8,663)	$(73,085)	$(63,817)	$(107,464)

Add (Deduct) Impact of:
Interest income	—	—	(47)	—	(215)
Interest expense	5,072	6,369	3,514	20,999	14,241
Income tax expense (benefit)	54	(1,977)	5,418	(3,339)	3,006
Depreciation and amortization	5,726	5,738	6,153	24,140	24,508
Total Adjustments	10,852	10,130	15,038	41,800	41,540

EBITDA (Non-GAAP)	$(11,100)	$1,467	$(58,047)	$(22,018)	$(65,924)

Add (Deduct) Impact of:
Share-based Compensation	210	190	782	(1,665)	3,327
Severance	(13)	130	182	1,067	478
(Gain) Loss on Sale of Assets	2	(483)	—	(8,882)	—
Legal Settlement	—	—	—	258	(1,142)
Unrealized Loss on Investment in Equity Security	—	1	4	6,401	296
Change in Fair Value of Financial Instruments	—	—	(34)	—	(2,394)
Loss on Loan Receivable	—	14	523	5,602	1,677
Impairment Loss and Loss on Disposal of Assets	7,465	—	54,602	12,600	62,143
Foreign Exchange (Gain) Loss	(6)	17	—	12	—
Non-Cash Inventory Adjustment	1,723	727	—	7,554	—
One Time Bad Debt Expense	—	—	—	384	—
One Time Adjustments	77	45	1,620	747	4,354
Total Adjustments	9,457	641	57,679	24,077	68,739

Adjusted EBITDA (Non-GAAP)	(1,642)	2,108	(368)	2,060	2,815

Net (loss) income before non-controlling interest	$(21,951)	$(8,663)	$(73,085)	$(63,817)	$(107,464)
Add (Deduct) Impact of:
Impairment Loss and Loss on Disposal of Assets	7,465	—	54,602	12,600	62,143
Adjusted Net (loss) income before non-controlling interest	$(14,487)	$(8,663)	$(18,483)	$(51,218)	$(45,321)

Unaudited Reconcilation of Non-GAAP Measures for Gross Profit
(Amounts Expressed in Thousands of United States Dollars)

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2023	2023	2022	2023	2022
Revenues, net	$37,538	$44,555	$44,294	$165,956	$174,188
Cost of goods sold	(33,958)	(36,595)	(35,961)	(141,580)	(136,020)
Gross profit $	3,580	7,960	8,333	24,376	38,168
Gross profit %	9.5%	17.9%	18.8%	14.7%	21.9%

Add (Deduct) Impact of:
Non-Cash Inventory Adjustment	1,723	727	—	7,554	—
Total Adjustments	1,723	727	—	7,554	—

Adjusted Gross Profit $ (Non-GAAP)	$5,303	$8,687	$8,333	$31,930	$38,168
Adjusted Gross Profit % (Non-GAAP)	14.1%	19.5%	18.8%	19.2%	21.9%

Unaudited Consolidated Statements of Cash Flows
(Amounts Expressed in Thousands of United States Dollars)

	Years Ended
	December 31, 2023	December 31, 2022
Net Cash Provided by Operating Activities	$5,367	$8,612
Net Cash Provided by (Used in) Investing Activities	13,170	(16,837)
Net Cash (Used in) Provided by Financing Activities	(18,691)	4,783
Effect of Foreign Exchange on Cash and Cash Equivalents	(14)	(10)
Net Change in Cash and Cash Equivalents	(168)	(3,452)

Cash and Cash Equivalents and Restricted Cash, Beginning of Year	3,500	6,952

Cash and Cash Equivalents and Restricted Cash, End of Year	$3,332	$3,500

Unaudited Consolidated Balance Sheets (Select Items)
(Amounts Expressed in Thousands of United States Dollars)

	Years Ended
	December 31, 2023	December 31, 2022
Cash and Cash Equivalents	$2,034	$2,202
Restricted Cash	1,298	1,298
Trade Receivables and Others	17,919	26,698
Inventories	32,908	52,909
Total Current Assets	56,274	85,927
Property, Plant & Equipment, Net	51,185	67,937
Total Assets	231,188	293,978
Total Current Liabilities	76,072	125,497
Total Long-Term Liabilities	92,723	46,964
Total Shareholders’ Equity	62,393	121,517